UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2018

OneLife Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198068	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Newport Dr.

Rolling Meadows, IL 60008

(Address of principal executive offices)

708-469-7378

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 18, 2018, OneLife Technologies Corp. (the “Company”) terminated the engagement of GBH CPAs, PC (“GBH”). The auditor report by GBH contained in the financial statements of the Company for the year ended April 30, 2017, filed as part of the annual report on Form 10-K for the year ending April 30, 2017, did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on January 9, 2014 to April 30, 2017, nor from April 30, 2017 through April 18, 2018.

On April 18, 2018, the Company engaged Sadler, Gibb & Associates LLC as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Sadler, Gibb & Associates LLC. The decision to hire Sadler, Gibb & Associates LLC was approved by the Company’s Board of Directors.

The Company provided GBH with its disclosures in the Current Report on Form 8-K disclosing the dismissal of GBH and requested in writing that GBH furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. GBH's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OneLife Technologies Corp.

Dated: April 20, 2018/s/ Robert Wagner

By: Robert Wagner

Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description
16.1	Letter regarding change in certifying accountant.